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                                                             EXHIBIT NO. 99.1(e)


                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF CLASS


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 18, 1995 (the "Declaration") of Massachusetts Investors Growth Stock Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby create an additional class of Shares, (as defined in the Declaration), such series to have the following special and relative rights:

          1.   The additional class of shares is designated "Class J Shares";

          2.   Class  J  Shares   shall  be  entitled  to  all  the  rights  and
               preferences accorded to shares under the Declaration;


          3. The purchase price of Class J Shares, the method of determination of the net asset value of Class J Shares, the price, terms and manner of redemption of Class J Shares, and the relative dividend rights of holders of Class J Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

          4. Class J Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and
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          5.   A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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IN WITNESS  WHEREOF,  a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 21st day of September, 2000 and further certify, as provided by the provisions of
Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


J. ATWOOD IVES
----------------------------------         -----------------------------------
J. Atwood Ives                             Arnold D. Scott
17 West Cedar Street                       20 Rowes Wharf
Boston, MA  02108                          Boston, MA  02110


LAWRENCE T. PERERA
----------------------------------         -----------------------------------
Lawrence T. Perera                         Jeffrey L. Shames
18 Marlborough Street                      38 Lake Avenue
Boston, MA  02116                          Newton, MA 02159


WILLIAM J. POORVU
----------------------------------         -----------------------------------
William J. Poorvu                          Elaine R. Smith
975 Memorial Drive                         75 Scotch Pine Road
Cambridge, MA  02138                       Weston, MA  02193


CHARLES W. SCHMIDT                         DAVID B. STONE
----------------------------------         --------------------------
Charles W. Schmidt                         David B. Stone
63 Claypit Hill Road                       282 Beacon Street
Wayland, MA  01778                         Boston, MA  02116